Exhibit 99.1

THOMAS J. AARON NAMED CHIEF FINANCIAL OFFICER OF COMMUNITY HEALTH SYSTEMS

FRANKLIN, Tenn. (May 16, 2017) – Community Health Systems, Inc. (NYSE: CYH) announced today that Thomas J. Aaron has been appointed Executive Vice President and Chief Financial Officer.

Aaron joined Community Health Systems in November 2016 following a 32-year career at Deloitte & Touche LLP where he retired as Tennessee Managing Partner. He led teams for many of the firm’s largest national healthcare provider and payer clients, including Community Health Systems, most recently in 2013.

Aaron succeeds W. Larry Cash, who retired May 16, 2017, after 20 years of service as the Company’s Chief Financial Officer.

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. The Company, through its subsidiaries, owns, leases or operates 146 affiliated hospitals in 21 states with an aggregate of approximately 24,000 licensed beds. The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Forward-Looking Statements

Statements contained in this news release regarding potential transactions, operating results, and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:

Thomas J. Aaron, 615-465-7000

Executive Vice President and Chief Financial Officer

or

Ross W. Comeaux, 615-465-7012

Senior Director, Investor Relations

Media Contact:

Tomi Galin, 615-628-6607

Senior Vice President, Corporate

Communications, Marketing and Public Affairs

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